Exhibit 99.1
SolarWinds Announces First Quarter 2021 Preliminary Financial Results
AUSTIN, Texas - April 13, 2021 - SolarWinds Corporation (NYSE: SWI), a leading provider of powerful and affordable IT management software, today announced certain preliminary financial results for its first quarter ended March 31, 2021. The Company plans to report its full first quarter 2021 financial results on Thursday, April 29, 2021.
Recent Financial Results (Preliminary and Unaudited)
Set forth below are preliminary estimates of selected unaudited financial information for the three months ended March 31, 2021 and actual selected unaudited financial results for the three months ended March 31, 2020. The following information reflects the company's preliminary estimates based on currently available information and is subject to change.
After an initial review of its first quarter 2021 financial performance, SolarWinds expects to report:
On a GAAP basis:
•Total revenue in the range of $255.8 million to $256.8 million, representing approximately 4% year-over-year growth, and consisting of:
◦Core IT Management revenue in the range of $173.1 million to $173.9 million, representing a consistent year-over-year performance.
◦N-able revenue in the range of $82.7 million to $82.9 million, representing 13% year-over-year growth.
•Net loss for the first quarter in the range of $16.6 million to $16.9 million.
On a non-GAAP basis:
•Total non-GAAP revenue in the range of $255.9 million to $256.9 million, representing approximately 3% year-over-year growth, and consisting of:
◦Core IT Management non-GAAP revenue in the range of $173.2 million to $174.0 million, representing a decline of 1% year-over-year.
◦N-able revenue in the range of $82.7 million to $82.9 million, representing 13% year-over-year growth.
•Adjusted EBITDA in the range of $103.0 million to $106.0 million, representing an adjusted EBITDA margin of approximately 40% to 41%.

“We are pleased with our preliminary first quarter financial results, which exceeded the high end of our previously provided outlook with respect to both non-GAAP total revenue and adjusted EBITDA,” said Sudhakar Ramakrishna, president and Chief Executive Officer, SolarWinds. “I am extremely proud of the poise and collaboration that our team has exhibited to deliver value to our customers, contributing to our better than anticipated first quarter results. I continue to be encouraged by the resiliency of our business, and the positive customer and partner feedback to our ‘Secure by Design’ initiatives. Our entire team remains focused on our mission to deliver powerful, affordable, and secure solutions.”
Ramakrishna continued, “In addition, we remain committed to completing the previously announced potential spin-off of our N-able (formerly SolarWinds MSP) business in the second quarter of 2021. I want to thank our customers and partners for their ongoing support and thank our employees for their commitment.”
The Company's unaudited interim consolidated financial statements for the three months ended March 31, 2021 are not yet available. SolarWinds has provided ranges, rather than specific amounts, for the preliminary estimates of the financial information described above primarily because its financial closing procedures for the three months ended March 31, 2021 are not yet complete and, as a result, the final results upon completion of the closing procedures may vary from the preliminary estimates. See “Forward-Looking Statements” for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain of the Company's financial results and operating data presented above and the actual financial results and other information SolarWinds will report for the three months ended March 31, 2021.
The financial results included in this press release are preliminary and pending final review by the Company and its external auditors. Financial results will not be final until SolarWinds files its Quarterly Report on Form 10-Q for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

The following table reconciles expected GAAP total revenue to expected non-GAAP total revenue for the three months ended March 31, 2021, and reconciles actual GAAP total revenue to non-GAAP total revenue for the three months ended March 31, 2020:

	Three Months Ended March 31,
	2021		2020
	Low	High	Actual

	(in thousands)
Total GAAP revenue	$255,830	$256,810	$246,950
Impact of purchase accounting	70	90	1,513
Total non-GAAP revenue	$255,900	$256,900	$248,463

Total GAAP revenue - Core IT Management	$173,130	$173,910	$173,737
Impact of purchase accounting	70	90	1,513
Non-GAAP total revenue - Core IT Management	$173,200	$174,000	$175,250

Total GAAP revenue - N-able	$82,700	$82,900	$73,213
Impact of purchase accounting	—	—	—
Non-GAAP total revenue - N-able	$82,700	$82,900	$73,213

The following table reconciles expected net loss to expected adjusted EBITDA for the three months ended March 31, 2021, and reconciles actual net income to adjusted EBITDA for the three months ended March 31, 2020:

	Three Months Ended March 31,
	2021		2020
	Low	High	Actual

	(in thousands)
Net income (loss)	$(16,620)	$(16,870)	$415
Amortization and depreciation	69,600	69,700	67,768
Income tax (benefit) expense	(12,130)	(11,130)	2,415
Interest expense, net	16,000	16,300	24,095
Impact of purchase accounting on total revenue	70	90	1,513
Unrealized foreign currency (gains) losses	(900)	(1,200)	983
Acquisition and other costs	800	1,000	1,943
Spin-off exploration costs	9,700	10,200	—
Debt related costs	80	110	93
Stock-based compensation expense and related employer-paid payroll taxes	18,000	18,300	11,483
Restructuring costs	400	500	222
Cyber Incident costs	18,000	19,000	—
Adjusted EBITDA	$103,000	$106,000	$110,930
Adjusted EBITDA margin	40.3%	41.3%	44.6%

In addition, in connection with the potential spin-off of the N-able business, SolarWinds is providing its financial outlook, as of April 13, 2021, for the N-able business for the second quarter of 2021 and full year 2021. This financial outlook for the N-able business is based on the assumption that the potential separation of the N-able business is completed in the second quarter of 2021. SolarWinds will provide an update to its financial outlook for the second quarter of 2021 on its earnings release call, currently scheduled for April 29, 2021.

The financial information below represents forward-looking non-GAAP financial information, including an estimate of adjusted EBITDA. Adjusted EBITDA excludes, among other items mentioned below, stock-based compensation expense and related employer-paid payroll taxes, amortization, costs related to the exploration of a potential spin-off of SolarWinds’ MSP business and other costs related to non-recurring items. The Company has not reconciled the estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to the Company's results computed in accordance with GAAP in future periods. The reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.
N-able Financial Outlook for Second Quarter of 2021
SolarWinds’ management currently expects the N-able business to achieve the following results for the second quarter of 2021:
•Total GAAP revenue in the range of $83.5 to $84.0 million, representing growth over the second quarter of 2020 total revenue of the N-able business of approximately 14%.
N-able Financial Outlook for Full Year 2021
SolarWinds’ management currently expects the N-able business to achieve the following results for the full year 2021:
•Total GAAP revenue in the range of $340 to $344 million, representing growth over 2020 total revenue of the N-able business of 12% to 14%.
•Adjusted EBITDA in the range of $105 to $110 million, representing approximately 31% to 32% of total revenue of the N-able business.
SolarWinds to Host First Quarter Conference Call on April 29, 2021
SolarWinds will host a conference call to discuss its financial results for the first quarter of 2021 and its business at 7:30 a.m. CT (8:30 a.m. ET/5:30 a.m. PT) on Thursday, April 29, 2021. A live webcast of the call will be available on the SolarWinds Investor Relations website at http://investors.solarwinds.com. A live dial-in will be available domestically at (833) 968-2238 and internationally at +1 (825) 312-2061. To access the live call, please dial in 5-10 minutes before the scheduled start time and enter the conference passcode 1676649 to gain access to the conference call. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

The company will issue its earnings release, highlighting its first quarter of 2021 results at approximately 7:00 a.m. CT (8:00 a.m. ET/5:00 a.m. PT) on Thursday, April 29, 2021.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding SolarWinds' preliminary financial results for the first quarter of fiscal 2021, including the results of its Core IT Management and N-able businesses, and SolarWinds' financial outlook for the N-able business for the second quarter of 2021 and full year 2021. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “intend,” “estimate,” “continue,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to the potential spin-off of our N-able business into a newly created and separately traded public company, including that the process of potentially completing the spin-off could disrupt or adversely affect the consolidated or separate businesses, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to either business, and that the spin-off may not be completed in accordance with our expected plans or anticipated timelines, or at all; (b) the discovery of new or different information regarding the cyberattack disclosed in December 2020 (the "Cyber Incident") or of additional vulnerabilities within, or attacks on, our products, services and systems; (c) the possibility that our mitigation and remediation efforts with respect to the Cyber Incident may not be successful; (d) the possibility that customer, personnel or other data was exfiltrated as a result of the Cyber Incident; (e) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident may result in the loss, compromise or corruption of data, loss of business as a result of termination or non-renewal of agreements or reduced purchases or upgrades of our products, severe reputational damage adversely affecting customer, partner and vendor relationships and investor confidence, increased attrition of personnel and distraction of key and other personnel, U.S. or foreign regulatory investigations and enforcement actions, litigation, indemnity obligations, damages for contractual breach, penalties for violation of applicable laws or regulations, significant costs for remediation and the incurrence of other liabilities; (f) risks that our insurance coverage, including coverage relating to certain security and privacy damages and claim expenses, may not be available or sufficient to compensate for all liabilities we incur related to these matters; (g) the possibility that our steps to secure our internal environment, improve our product development environment and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against threat actors or Cyber Incident; (h) the possibility that the global COVID-19 pandemic may adversely affect our business, results of operations and financial condition; (i) any of the following factors either generally or as a result of the impacts of the Cyber Incident or the global COVID-19 pandemic on the global economy or on our business operations and financial condition or on the business operations and financial conditions of our customers, their end-customers and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers and our prospective customers, (2) the inability to sell products to new customers or to sell additional products or upgrades to our existing customers, (3) any decline in our renewal or net retention rates, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades or pricing model changes by SolarWinds or its competitors, (6) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity, and (7) risks associated with our international operations; (j) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to support our business or expand our operations; (k) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (l) our status as a controlled company; and (m) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the period ended December 31, 2020 filed on March 1, 2021 and the Form 10-Q for the quarter ended March 31, 2021 that SolarWinds anticipates filing on or before May 10, 2021. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.
SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables above are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables above.
Non-GAAP Revenue. We define non-GAAP total revenue as total revenue, respectively, excluding the impact of purchase accounting from acquisitions. We monitor these measures to assess our performance because we believe our revenue growth rates would be overstated without these adjustments. We believe presenting non-GAAP total revenue aids in the comparability between periods and in assessing our overall operating performance.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding the impact of purchase accounting on total revenue, amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, spin-off exploration costs, Cyber Incident costs, interest expense, net, debt related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by non-GAAP revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA excludes the impact of the write-down of deferred revenue due to purchase accounting in connection with acquisitions, and therefore includes revenue that will never be recognized under GAAP; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure. Management believes this measure is useful for the following reasons:
•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain other costs including expense related to our offerings. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our continuing operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Spin-off Exploration Costs. We exclude certain expense items resulting from the exploration of a potential spin-off transaction of our MSP business into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, implementation and integration costs, duplicative costs for subscriptions and information technology systems, employee and contractor costs and other incremental separation costs related to the potential spin-off of the MSP business. The potential MSP spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs such as severance and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities and costs related to the separation of employment with executives of the Company. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, and legal and other professional services related thereto, and consulting services being provided to customers at no charge. Cyber Incident costs are provided net of insurance reimbursements, although the timing of recognizing insurance reimbursements may differ from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that would not have otherwise been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We continue to invest significantly in cybersecurity and expect to make additional investments. These estimated investments are in addition to the Cyber Incident costs and not included in the net Cyber Incident costs reported.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of powerful and affordable IT infrastructure management software. Our products give organizations worldwide, regardless of type, size or IT infrastructure complexity, the power to monitor and manage the performance of their IT environments, whether on-premises, in the cloud, or in hybrid models. We continuously engage with all types of technology professionals—IT operations professionals, DevOps professionals, and managed service providers (MSPs)—to understand the challenges they face maintaining high-performing and highly available IT infrastructures. The insights we gain from engaging with them, in places like our THWACK online community, allow us to build products that solve well-understood IT management challenges in ways that technology professionals want them solved. This focus on the user and commitment to excellence in end-to-end hybrid IT performance management has established SolarWinds as a worldwide leader in network management software and MSP solutions. Learn more today at www.solarwinds.com.

The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.

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CONTACTS:

Investors:	Media:
Howard Ma Phone: 512.498.6707 ir@solarwinds.com	Tiffany Nels Phone: 512.682.9535 pr@solarwinds.com